EXHIBIT 23.1

                    SUNRISE TECHNOLOGIES INTERNATIONAL, INC.
                                  EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the incorporation by reference in Registration Statement (Form S-8, No. 33-82314) and Registration Statement (Form S-8, No. 33-53466) pertaining to the 1988 Stock Option Plan and in the Registration Statement (Form S-8, No. 33-53448) pertaining to the 1992 Employee Stock Purchase Plan of Sunrise Technologies International, Inc. of our report dated March 10, 1997 with respect to the consolidated financial statements and schedule of Sunrise Technologies International, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.


                                               /s/ Ernst & Young LLP


Palo Alto, California
April 9, 1997


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